UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported): October 23, 2017
PARKER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	73-0618660 (I.R.S. Employer Identification No.)
5 Greenway Plaza, Suite 100, Houston, Texas 77046
(Address of principal executive offices) (Zip code)
 (281) 406-2000
 (Registrant’s telephone number, including area code)
 Not Applicable
 (Former Address if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On October 27, 2017, Parker Drilling Company, a Delaware corporation (the “Company”), announced that Principal Accounting Officer and Controller Leslie K. Nagy is leaving the Company effective November 3, 2017 to assume the role of Vice President and Chief Accounting Officer of another company.
Nathaniel C. Dockray has been named as the Company's Principal Accounting Officer effective November 4, 2017. Mr. Dockray, age 37, has served as the Company's Director of Tax and Financial Planning & Analysis since April, 2016. From January, 2014 through March, 2016 he was the Company's Director of Tax. From December, 2012 to January, 2014 Mr. Dockray served as Assistant Director of Tax, and prior to that he served as a Senior Tax Manager of the Company. Prior to joining Parker Drilling, Mr. Dockray was employed by PricewaterhouseCoopers LLP. Mr. Dockray holds a BBA and an MS in Accounting from Texas Tech University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Parker Drilling Company
Date:	October 27, 2017	By:	/s/ Michael W. Sumruld
Michael W. Sumruld Senior Vice President and Chief Financial Officer